Exhibit 10.17.7

AMENDMENT NO. 1

     THIS AMENDMENT NO. 1 dated as of June 7, 2004 (this “Amendment”) of that certain Credit Agreement referenced below is by and among AMERIGROUP CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors and the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

WITNESSETH

     WHEREAS, a $95 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of October 22, 2003 (as amended and modified, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent;

     WHEREAS, the Borrower has requested certain modifications to the terms of the Credit Agreement; and

     WHEREAS, the Lenders identified on the signature pages hereto have agreed to the requested modifications on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     SECTION 1 Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

     1.1 Borrower Cash Flow. Clause (f) in definition of “Borrower Cash Flow” is amended to read as follows:

“minus (f) cash Investments made in members of the Consolidated Group and Affiliates during such period (but excluding, in any event, for purposes hereof, initial investments made in Domestic Subsidiaries to finance the costs of acquisition and/or formation, minimum net worth requirements, initial capital expenditures, transaction costs and transition costs, in each case made within 90 days prior to or after acquisition or formation), in each case determined on an unconsolidated basis on the accrual basis of accounting in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.”

     1.2 Fixed Charge Coverage Ratio. Section 8.15(b) is amended and restated in its entirety to read as follows:

     (b) Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, permit the Fixed Charge Coverage Ratio for such period to be less than 1.75 to 1.00.

     SECTION 2 Conditions Precedent. This Amendment shall be effective immediately upon receipt by the Agent of all of the following, each in form and substance satisfactory to the Administrative Agent:

     (a) counterparts of this Amendment duly executed by the Credit Parties and the Required Lenders; and

          (b) an amendment fee, for the ratable benefit of each Lender (including Bank of America) that consents to this Amendment on or before June 4, 2004 (the “Consenting Lenders”) equal to five basis points (0.05%) on the aggregate Revolving Commitments of the Consenting Lenders, and any and all other fees due in connection herewith, which fees shall be deemed fully earned and due and payable on the effective date of this Amendment.

     SECTION 3 Miscellaneous.

     3.1 The Credit Parties hereby affirm that, after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period).

     3.2 Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

     3.3 The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

     3.4 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.

     3.5 This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	AMERIGROUP CORPORATION, a Delaware corporation

	By:	/s/ Sherri Lee

	Name:	Sherri Lee
	Title:	Senior Vice President and Treasurer

GUARANTORS:	PHP HOLDINGS, INC. a Florida corporation

	By:	/s/ Sherri Lee

	Name:	Sherri Lee
	Title:	Senior Vice President and Treasurer

AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent and Collateral Agent

	By:	/s/ Annie Cuenco

	Name:	Annie Cuenco
	Title:	Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender, L/C Issuer, Lender and Swing Line Lender

	By:	/s/ Joseph L. Corah

Name:
Title:

CIBC INC.

	By:	/s/ George Knight

	Name:	George Knight
	Title:	Managing Director, CIBC World Markets Corp., as Agent

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch

	By:	/s/ Paul L. Colon	Vanessa Gomez

	Name:	Paul L. Colon	Vanessa Gomez
	Title:	Director	Associates

WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Todd J. Eagle

	Name:	Todd J. Eagle
	Title:	Vice President

AMERIGROUP CORPORATION
AMENDMENT NO. 1